EXHIBIT 8.1

LISTING OF SUBSIDIARIES

The following companies are subsidiaries of Teekay Tankers Ltd. as at December 31, 2012:

		State of Jurisdiction of Incorporation	Proportion of Ownership Interest
1.	Americas Spirit L.L.C.	Marshall Islands	100.0%
2.	Ashkini Spirit L.L.C.	Marshall Islands	100.0%
3.	Australia Spirit L.L.C.	Marshall Islands	100.0%
4.	Axel Spirit L.L.C.	Marshall Islands	100.0%
5.	Donegal Spirit L.L.C.	Marshall Islands	100.0%
6.	Erik Spirit L.L.C.	Marshall Islands	100.0%
7.	Esther Spirit L.L.C.	Marshall Islands	100.0%
8.	Everest Spirit Holding L.L.C.	Marshall Islands	100.0%
9.	Falster Spirit Holdings L.L.C.	Marshall Islands	100.0%
10.	Galway Spirit L.L.C.	Marshall Islands	100.0%
11.	Ganges Spirit L.L.C.	Marshall Islands	100.0%
12.	Godavari Spirit L.L.C.	Marshall Islands	100.0%
13.	Helga Spirit L.L.C.	Marshall Islands	100.0%
14.	Hugli Spirit L.L.C.	Marshall Islands	100.0%
15.	Iskmati Spirit L.L.C.	Marshall Islands	100.0%
16.	Kanata Spirit Holding L.L.C.	Marshall Islands	100.0%
17.	Kareela Spirit Holding L.L.C.	Marshall Islands	100.0%
18.	Kaveri Spirit L.L.C.	Marshall Islands	100.0%
19.	Kyeema Spirit Holding L.L.C.	Marshall Islands	100.0%
20.	Limerick Spirit L.L.C.	Marshall Islands	100.0%
21.	Mahanadi Spirit L.L.C.	Marshall Islands	100.0%
22.	Matterhorn Spirit L.L.C.	Marshall Islands	100.0%
23.	Narmada Spirit L.L.C.	Marshall Islands	100.0%
24.	Nassau Spirit Holding L.L.C.	Marshall Islands	100.0%
25.	Pinnacle Spirit L.L.C.	Marshall Islands	100.0%
26.	Sotra Spirit Holding L.L.C.	Marshall Islands	100.0%
27.	Summit Spirit L.L.C.	Marshall Islands	100.0%
28.	Teesta Spirit L.L.C.	Marshall Islands	100.0%
29.	Yamuna Spirit L.L.C.	Marshall Islands	100.0%
30.	Teekay Tankers Holdings Ltd.	Marshall Islands	100.0%
31.	VLCC A Investment L.L.C.	Marshall Islands	100.0%
32.	VLCC B Investment L.L.C.	Marshall Islands	100.0%
33.	Yamuna Spirit L.L.C.	Marshall Islands	100.0%

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